Exhibit 99.1

Multi-Color Corporation Reports Record Fiscal Year 2007 Results

CINCINNATI, May 11, 2007 — Multi-Color Corporation (NASDAQ: LABL) today announced fourth quarter and full year results for the year ended March 31, 2007.

The Company generated record revenue and earnings during fiscal 2007. Revenue increased to $222.4 million or 8% compared to the prior year. Net income rose 15% to $11.0 million or $1.62 per diluted share, from $9.6 million or $1.43 per diluted share in fiscal 2006. As previously announced, the 2007 results included a $3.0 million ($1.9 million, after-tax) charge for expenses related to two potential acquisitions that were terminated during the third quarter of fiscal 2007 which reduced earnings per share (EPS) by 28 cents. Excluding the impact of the acquisition expenses, Adjusted Net Income increased 34% to $12.9 million and Adjusted EPS were up 33% to $1.90 per diluted share.

Frank Gerace, President and CEO of Multi-Color Corporation commented, “We delivered outstanding operating results in both of our segments this year. Despite the impact of the acquisition expenses recorded during the third quarter, we concluded the year with record revenues and earnings. I am very pleased with the significant productivity improvements realized in our Packaging Services Segment and the organic sales growth in our core label business.”

Fiscal 2007 Highlights

•	Decorating Solutions segment sales grew 9% organically due to strong demand from consumer product customers.

•	Gross margin in the Packaging Services segment increased to 13% from 5%, an improvement of $2.4 million, due to operational efficiencies.

•	Interest expense was reduced by 39% over the prior year due to reduced debt.

•	Cash generated from operating activities of $25.2 million was used to reduce outstanding debt by $22.7 million or 81%.

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The Company incurred non-cash compensation expenses of $818,000 ($531,000 after-tax) in fiscal 2007 resulting from the adoption of SFAS 123R, “Accounting for Stock Based Compensation.” This expense reduced EPS by 8 cents compared to the prior year.

•	The receipt of numerous industry awards for technical excellence and innovation including:

-	Nine awards in the 29th Annual Awards Competition sponsored by the Tag and Label Manufacturers Institute (TLMI)

-	Three honors in the Packaging & Label Association Print Awards (PLGA)

-	Two awards from the Gravure Association of America (GAA) Awards

-	Recognized by Fortune Magazine as one of the 100 Best Small Businesses.

“Our value proposition continues to provide us with many new opportunities in the market place and our performance demonstrates another year of delivering record results for our shareholders. Although we experienced two terminated acquisitions during the year, we will continue to pursue those opportunities that meet our growth strategies and are in the best interests of our shareholders,” Gerace noted.

Fourth Quarter Results

Multi-Color reported record results for the fourth quarter of fiscal year 2007:

•	Revenue increased 10% to $58.4 million from $53.3 million in the prior year.

•	Gross profit increased 15% or $1.5 million due to organic sales increases and improved productivity in the Packaging Services segment.

•	Interest expense was reduced by 66% over the prior year quarter.

•	The Company’s effective tax rate was favorably impacted by tax credits and reduced state tax expense.

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The Company incurred non-cash compensation expenses of $218,000 ($151,000 after-tax) for the quarter resulting from the adoption of SFAS 123R. This expense reduced EPS by 2 cents compared to the prior year quarter.

•	Net income rose 31% to $3.9 million or $.57 per diluted share, from $3.0 million or $.44 per diluted share in the fourth quarter of fiscal 2006.

“I am very proud of achieving our ninth consecutive year of record revenues and our sixth consecutive year of record net income and earnings per share. This could not have happened without the exceptional performance of our dedicated associates and I am confident that we are positioned to continue achieving our goals of superior growth and profitability,” concluded Gerace.

Fourth Quarter and Fiscal Year 2007 Results Conference Call and Webcast

The Company will hold a conference call on May 11, 2007 at 11:00 a.m. (ET) to discuss the press release. For access to the conference call, please dial 1-866-831-6247 (code 28506627) by 10:45 a.m. (ET). A replay of the conference call will be available from 1:00 p.m. (ET) on May 11, 2007 until midnight (ET) on May 18, 2007 at 1-888-286-8010 (code 91547742). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Safe Harbor Statement

The Company believes certain statements contained in this release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to successfully integrate acquisitions; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments, and other factors; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest.

About Multi-Color ( http://www.multicolorcorp.com )

Cincinnati, Ohio based Multi-Color Corporation is a premier supplier of decorative label solutions and packaging services to consumer product and food and beverage companies, retailers and container manufacturers. Our customers include many of the world’s largest manufacturers of household, fabric and personal care, automotive and lawn care, and food and beverage products representing many of the world’s most well known and respected brands. We currently provide products and services to more than 650 customers in the United States (U.S.), Canada, Mexico, Central and South America.

Multi-Color Corporation

Condensed Consolidated Statement of Income

(in 000’s except per share data) Unaudited

	Three Months Ended		Twelve Months Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006
Sales	$58,669	$53,586	$222,930	$206,077
Intersegment	(237)	(269)	(556)	(805)

Net Sales	58,432	53,317	222,374	205,272
Cost of Goods Sold	47,244	43,599	181,105	170,352

Gross Profit	11,188	9,718	41,269	34,920
Selling, General & Administrative	5,517	4,469	20,502	17,153
Acquisition Expenses	—	—	3,048	—

Operating Income	5,671	5,249	17,719	17,767
Other (Income) Expense	(74)	(108)	(427)	(170)
Interest Expense	146	432	1,151	1,882

Income before Taxes	5,599	4,925	16,995	16,055
Provision for Taxes	1,716	1,970	5,969	6,422

Net Income	$3,883	$2,955	$11,026	$9,633

Basic Earnings Per Share	$0.58	$0.45	$1.67	$1.48
Diluted Earnings Per Share	$0.57	$0.44	$1.62	$1.43

Basic Shares Outstanding	6,640	6,563	6,603	6,525
Diluted Shares Outstanding	6,858	6,771	6,814	6,736

	Selected Segment Information (in 000’s) Unaudited
Decorating Solutions
Net Sales	$50,416	$46,523	$192,551	$176,945
Gross Profit	10,217	9,434	37,374	33,385
Gross Margin	20%	20%	19%	19%
Acquisition Expenses	—	—	3,048	—
Income before Taxes	5,100	4,979	14,803	16,231

Packaging Services
Net Sales	$8,253	$7,063	$30,379	$29,132
Gross Profit	971	284	3,895	1,535
Gross Margin	12%	4%	13%	5%
Income (Loss) before Taxes	499	(54)	2,192	(176)

	Selected Balance Sheet Information (in 000’s) Unaudited
	March 31, 2007	March 31, 2006
Current Assets	$47,806	$49,086
Total Assets	$107,081	$113,634
Current Liabilities	$31,974	$29,515
Total Liabilities	$42,658	$60,630
Stockholders’ Equity	$64,423	$53,004
Total Debt	$5,150	$27,801

Certain prior year amounts have been reclassified to conform with current year reporting.
For more information, please contact:
Dawn H. Bertsche
Senior Vice President-Finance and Chief Financial Officer
Multi-Color Corporation, (513) 345-1108